Registration No. 333-231468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tyr Equity Inc

(Exact Name of registrant in its charter)

Georgia	561320	82-5361975
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 1571

Cumming, GA 30028

706-421-3140

(Address, including zip code and telephone number, including area code, of registrant’s principal offices)

Ryan Schadel, President

Tyr Equity Inc

PO Box 1571

Cumming, GA 30028

Telephone: (706-421-3140)

(Name, address, including zip code and telephone number, including area code of agent for service)

With copies to:

William M. Aul

Law Offices of William M. Aul

7676 Hazard Center Drive, Suite 500

San Diego, California 92108

Phone: 619-497-2555

Fax: 619-542-0555

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.01	6,114,100	0.02	122,282	14.34
Total	6,114,100

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The price per share and the aggregate offering price for the shares are calculated on the basis of our most recent private placement of common stock at $0.02 per share on May 2, 2019

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. There is no established public market for Tyr Equity Inc and Tyr Equity Inc is not currently listed or quoted on any quotation service. The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Tyr Equity Inc

PROSPECTUS

6,114,100 Shares of Common Stock

The date of this Prospectus is ________ . Before this offering there has been no public market for our common stock.

Tyr Equity Inc (“we”, “our”, “us”) is registering 6,114,100 shares of common stock held by twenty three selling security holders. The selling security holders will have the option to sell their shares at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $122,282 if all the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market, and we do not intend to apply to have our common stock listed on any national securities exchange or the NASDAQ stock market. Instead, we plan to apply to have our common stock quoted on the OTC Bulletin Board.

There is no guarantee that a trading market for our common stock will develop and the purchasers in this offering may be receiving an illiquid security. An investment in our securities is speculative. See the section entitled “Risk Factors” beginning on Page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

The date of this prospectus is _____________

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Tyr Equity Inc.

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

As used herein, “we,” “our,” “the Company” refers to Tyr Equity, Inc., a Georgia corporation.

Company Business Overview

We were incorporated in the State of Georgia on April 26, 2018. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. Tyr Equity, Inc. is a start-up company engaged in various aspects of the temporary staffing industry. We lend money to temporary staffing businesses for accounts receivable financing, we invest growth capital in temporary staffing businesses, and we provide merchant cash advances to staffing businesses needing short term capital.

Our business plan is to offer short-term financing for temporary staffing businesses, including affiliates. Initially, and if market conditions allow , we intend to focus on providing accounts receivable financing or purchasing for temporary staffing businesses that are licensees of Labor Smart, Inc. as well as Labor Smart, Inc. itself and/or its affiliate businesses. Labor Smart, Inc. is a temporary staffing business that is also managed and majority controlled by our founder and CEO.

We anticipate that if we are able to implement our marketing plans and if market conditions allow, we will generate revenues from accounts receivable financing in the form of administrative fees and a percentage charge against the sales of the borrower. Revenues from accounts receivable purchasing will come from a spread between what we pay for the acquired receivable and what we collect from the end user.

If we are successful in implementing our business strategy, we intend to fuel long-term growth by expanding our customer base by providing financing for additional licensees of Labor Smart, Inc. We cannot provide assurances that our efforts to expand our customer base and implement our business plan will be successful.

Risk Factors

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability. We were incorporated on April 16, 2018 and as a result, we have limited operating history upon which a potential investor can evaluate our prospects and the potential of our business. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of a new business and the competitive environment in which we will operate. No additional relevant operating history exists upon which evaluation of our performances can be made. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive industry involving accounts receivable financing. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

We are an Emerging Growth Company and a Smaller Reporting Company. Since we are an Emerging Growth Company and a Smaller Reporting Company, we are not required to comply with the auditor attestation requirements of Section 404 (b) of the Sarbanes-Oxley Act of 2002, as amended (“SARBOX”) and Item 308(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “1934 Act”). As a result the extent of the review and evaluation of our financial statements and our financial controls will likely be far less than the review and evaluation of the financial statements of other companies.

Limited Managerial and Financial Resources. As market conditions allow, we may also invest in and/or participate in the operation of temporary staffing and other businesses. We will rely on management’s business contacts to locate and help establish new temporary staffing businesses which meet the experience and operational standards which management will set.

Our business involves a high degree of risk. An investment in us is speculative and inherently of high risk. We have no history of generating sales revenues, profits, or positive cash flow and as an early-stage company with a limited operating history, there can be no guarantee that we will be successful in achieving any of these targets, or if we are successful, that we can sustain them at any time thereafter. As a result, holders of our Common Stock should be prepared to lose their entire investment.

Absence of Proceeds from this Offering. We will not receive any proceeds from this Offering. As a result any funds needed for working capital and other funds to sustain and support the Company may result in significant and long-term dilution to persons who acquire our Common Stock. There can be no assurance that we will be able to secure any such additional capital on reasonable terms and in sufficient amounts on a timely basis, if at all. If we are unable to secure future additional capital on favorable terms investors in this Offering could lose all or a substantial portion of their entire investment.

Absence of Underwriter. We anticipate that we may need to raise as much as $___ in external funds after this Offering. We have not received any indications of interest from any underwriter, placement-manager or other financing source who may be able to provide any such funds to us. As a result, we cannot give any assurances that we will have sufficient funds that will allow us to maintain and sustain our planned operations.

Intense Competition from Existing and Future Competitors. We face and likely will continue to face intense competition from several existing and well-established competitors each of which possess far greater marketing, financial, and managerial resources than we currently have or which we will likely have in the foreseeable future. For these and other reasons, our Common Stock represents an investment that should be reserved only for those who can afford to lose their entire investment.

Our marketing strategies may not be successful, which would adversely affect our future revenues and profitability. Our revenues and future depend on the successful marketing of our services to several market segments. We may also selectively utilize advertising and the Internet. Overall, we may find less success in the selling process than expected. If our sales and marketing strategies fail to attract customers, our sales will not produce future revenues sufficient to meet our operating expenses or fund future operations. If this occurs, our business may fail and you may lose your entire investment.

Conflicts of Interest. Our sole officer, Director and founder, Ryan Schadel, is also the President and founder of Labor Smart, Inc. We anticipate that we will provide services to Labor Smart, Inc. in the future. Currently, Mr. Schadel provides 20 hours per week to the Company. In that respect, our President will likely face a conflict of interest. A conflict of interest exists whenever a party has an interest on both sides of a transaction. In this case, Mr. Schadel will have an interest as an officer and director of Labor Smart, Inc. as well as an officer and director Tyr Equity, Inc. Currently and in the future, we anticipate that we will likely depend upon Labor Smart, Inc., Ryan Schadel and both of them for many vital services and likely our sales revenues will depend upon sales revenues generated from transactions with Labor Smart, Inc. Currently, 100% of our sales revenues are derived from Labor Smart, Inc. Given the extent of these and other transactions, we will likely remain dependent upon Labor Smart, Inc. in many ways for the foreseeable future as well. While we believe that we will resolve all conflicts of interest by ensuring that the terms conditions of every oral and written agreement are reasonable and generally no different than the terms and conditions offered by third parties, there can be no assurance that we will always succeed in doing so. In that event the Company’s interests may be injured.

Dependence on Ryan Schadel and Absence of Key-Man Life Insurance. Ryan Schadel is our sole officer and director. Currently, Mr. Schadel provides 20 hours per week to the Company. In the event that Ryan Schadel is unable or unwilling to provide services to the Company, we likely will incur significant and protracted losses. We have no key-man life insurance on the life of Ryan Schadel and we have no plans to obtain any such insurance. In addition, we have not entered into any employment agreement with Mr. Schadel and we have no present plans to do so. If Mr. Schadel were resign as an officer and Director of the Company, we likely will incur significant and protracted losses as a result.

Absence of Policies and Procedures RE: Related Party Transactions. We currently have no policies or procedures that restrict or require that any officer or Director take any action with respect to any prospective or existing transaction involving any one or more related parties. We may, if circumstances require, adopt certain policies or procedures restricting such transactions, requiring prompt notice regarding any prospective transactions or otherwise imposing limitations on any activities involving such transactions. However we have no present plans to do so.

No Ability to Control. Any person who acquires our Common Stock will not have any real ability to control or influence the Company or its policies. Our founder, President, and sole Director, Ryan Schadel holds 81.66% of our Common Stock and likely will continue to do so in the future with the result that he will effectively control the Company, its policies and its affairs for the foreseeable future.

Matter of Changing Capital Market Conditions. We anticipate that if we are able to implement our business plan and if market conditions allow, we will likely be dependent upon favorable capital markets that may allow us to obtain funds on a reasonable cost basis and thereafter to use those funds to make accounts receivable financing loans to our customers at interest rates that are sufficiently above the interest rates that we pay on those funds. We know that our cost of funds and the interest rates that we can charge our customers will be largely outside of our control and likely determined by market conditions. For these reasons, we cannot assure you that these market conditions will be favorable or if they are favorable, that they will be sustained for any period of time.

Risks and Uncertainties Associated With Anticipated Investments. We anticipate that if appropriate opportunities become available and as market conditions allow, we may invest in temporary staffing businesses by reviewing the quality and experience of the operator, an analysis of the target market demographics, and assessment of the likelihood the operator will succeed. Generally, investments will be structured as minority investments and will in most cases be limited to 20% equity or less. In some cases, the investment will be made to facilitate the start-up of new temporary staffing businesses, and in other instances, the investment may be made to facilitate expansion of an existing operation through the opening of additional locations in a given geographical area. If we are successful in implementing our business plan and if market conditions allow, we will attempt to structure each investment so that we may earn a percentage interest in any profits that may be generated by the customer in their business, and if our negotiations are successful, we may also seek and obtain preferential repayment or liquidation rights as well. There can be no assurance that we will make successful investment decisions and that we will obtain a positive return on our investments and avoid losing money in these transactions. Overall, there can be no guarantee that any portfolio of investments that we may develop will not later become worthless.

Risks and Uncertainties RE: Providing Other Services. We may provide additional services to our customers and the businesses we have invested in. These services may include weekly bookkeeping services, accounts receivable collection assistance, business management advisory services, and operational assistance.   We have limited managerial experience in providing these services and we may not be successful in offering these services.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company
2.	Development of our business plan
3.	Obtaining financing
4.	Developing our operating procedures
5.	As of December 31, 2018 we have not generated significant revenues derived from providing our services

Need for Additional Financing. We anticipate that we will need to raise additional funds currently estimated as ranging from $250,000 to $300,000 to implement our business plan and to provide sufficient working capital to support our planned operations. Given our lack of significant revenues at this time and the doubtful prospect that we will earn significant revenues in the next several years, we anticipate that any such financing, if obtained in sufficient amounts will result in significant dilution and potentially further loss of control for our existing stockholders.

Going Concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. As of December 31, 2018 the Company had an accumulated deficit since inception of $15,337 and there can be no assurance that we will not incur significant additional losses in the future.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses. We will not receive any proceeds from this offering and the funds from our private offering did not result in the necessary funds to begin operations, pay the cost of the offering or the costs of our reporting requirements.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel by potentially offering stock options, bonuses, or other incentives with a known market value. There is currently no public market for our common stock and we cannot assure you that any trading market will develop or, if it does develop, that it can be sustained . We are not currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.  However, we cannot assure you that any such discussions will be successful.

Website

www.tyrequity.com

Personnel

We currently have one full time employee Ryan Schadel, our founder, President and sole Director.

Outstanding Shares

As of the date of this prospectus, we have 30,814,100 shares of no par value common stock issued and outstanding to 24 shareholders.

Fiscal Year End

Our fiscal year end is December 31.

The Offering

Summary of the Offering

Securities Being Offered:	6.114,100 shares of our common stock, which includes approximately 19.32% of issued and outstanding shares and includes 300,000 of those held by our sole officer and director
Offering Price, Lack of Market:

The offering price of the common stock is $0.02 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Securities:

30, 814 ,100 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. Ryan Schadel, owns 81.66% of the common shares of our company and therefore has majority voting control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:	We have generated nominal revenues to date and will require additional funding currently estimated at $250,000 to $300,000 to implement our business plan and conduct our planned marketing activities. We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities would likely become worthless and we may be forced to abandon our business plan. Even assuming we raise the additional capital we require to continue our business operations, we will have substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 8 and “Dilution” on page 13 before making an investment in this stock.

Matter of “Blank Check Company” Status. We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our plan is to provide short term financing to temporary blue-collar staffing services in selected markets and as market conditions allow.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company
2.	Development of our business plan
3.	Obtaining financing
4.	Developing our operating procedures
5.	As of December 31, 2018 we have not generated significant revenues derived from providing our services

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Summary of Operations Data:

	For the Three	From inception
	Months Ended	(April 26, 2018) to
	March 31, 2019	December 31, 2018
Total interest income	$5,760	$2,730
Operating expenses
General and administrative	14,267	8,704
Consulting fees, related parties	2,967	9,363
Total operating expenses	17,234	18,067
Net loss	(11,474)	(15,537)
Net loss per share - basic and diluted	(0.00)	(0.00)
Weighted average number of common shares outstanding - basic and diluted	30,548,544	29,027,940

Balance Sheet Data:
Cash	$64,403	$47,738
Total assets	$87,721	$95,045
Total liabilities	$3,150	$0
Total stockholder’s equity	$84,571	$95,045

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 8 of this prospectus, as well as any cautionary language in this prospectus; provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933, as amended .

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

Tyr Equity Inc, PO Box 1571, Cumming GA 30028, tel # 706-421-3140

RISK FACTORS

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

In addition to the Risk Factors presented above, the following risk factors along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Absence of Trading Market for Our Common Stock & No Guarantee of Trading Market. There is no trading market for our Common Stock and we cannot assure you that any trading market will be established and if it is established, that it will be sustained at levels that will allow any holder of our Common Stock to sell any of the shares that are the subject of this Offering. While we intend to seek the sponsorship of a qualified FINRA-registered broker-dealer to serve as a market-maker for our Common Stock and to file an application to allow our Common Stock to have our Common Stock traded on the OTC Market, we cannot assure you that we will be successful in obtaining any such sponsorship or otherwise succeed in any of these efforts.

No ability to Control or Influence the Company . After the completion of this offering, C. Ryan Schadel will still have voting control of our Company. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Units. Labor Smart, Inc. and its affiliates are considered affiliates. Mr. Schadel manages Labor Smart, Inc. Mr. Schadel has a significant financial interest in both Labor Smart, Inc. and its affiliates.

Reliance on Ryan Schadel as Sole Officer and Director. Our business and planned operations depend on the efforts of our founder and sole officer and director of the Company, Mr. Ryan Schadel. He has limited experience related in managing a public company. For these and other reasons, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. We cannot guarantee that we will be able to overcome any such obstacles. Because Mr. Schadel has voting control of our Company, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Labor Smart, Inc. and its affiliates are considered affiliates. Mr. Schadel manages Labor Smart, Inc. Mr. Schadel has a significant financial interest in both Labor Smart, Inc. and/or its affiliates. Investors in this offering are being asked to purchase the shares in reliance on our managements’ abilities to implement the business plan and make a success of the business. No assurances can be given that our management team will be able to take the business opportunity from concept to successful operations.

Auditor’s Going Concern Qualification As of December 31, 2018, we have commenced operations but have not generated significant revenues. From inception (April 26, 2018) until December 31, 2018 we had a net loss of $15,337. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

No history of Generating Sales Revenues, Profits or Positive Cash Flow. We were incorporated on April 28, 2018. For the three months ended March 31, 2019, we had revenues of $5,760 and a net loss of $11,474 and for the period ended December 31, 2018, we had revenues of $2,730 and a net loss of $15,337 We have no significant operating history nor do we have anyone experienced in successfully managing a public company. There is no assurance that we will be able to maintain any sustainable operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business. An investor should consider the risks, expenses and uncertainties that a developing company like ours faces. Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations. These problems include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unexpected additional costs and expenses that may exceed current estimates.

Risks Associated with General Economic Conditions. Our planned business will be subject to the general level of economic activity and general economic conditions. We have no control over these factors. The demand for our blue-collar staffing services is highly dependent upon the state of the economy and staffing needs of businesses. Since our primary focus is lending to and investing in blue-collar staffing businesses, any variation in the economic condition or unemployment levels of the markets we choose to do business in could significantly decrease our potential for revenues and profits.

No Operating History. As of this date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

Subject to New and Ever-Changing Governmental Regulations. We are and always will be subject to new and ever-changing governmental regulations. In addition, new laws and regulations may be enacted with respect to our activities which may also have a material adverse effect on our business, financial condition, results of operations and liquidity.

We will be subject to New and Ever-Changing Insurance Laws. We cannot be certain that we will be able to obtain insurance that will be sufficient in amount or scope to cover all claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future.

We will need to Raise Additional Capital; No Guarantee of Obtaining Additional Capital. We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and sales of stock and have generated limited funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available.

In the event our cash resources are insufficient to continue operations and once our shares are quoted on the OTCBB we intend to consider raising additional capital through offerings and sales of equity or debt securities. However, at this time we have no plans in place. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

Control by Our Sole Officer and Director. Our sole officer and Director, Ryan Schadel, owns an 81.66% majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock for the foreseeable future. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval. Our sole officer and director would also has and will have control over his own cash and non-cash compensation and all other stockholders will have little or no ability to influence or control the Company.

No Guarantee that we can Successfully Implement our Business Plan. As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

Costs and Compliance with SEC Reporting and Other Obligations. After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). We anticipate that the costs of complying with the 1934 Act and the preparation and filing of our periodic reports including but limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other reports will be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

Likelihood of Loan Portfolio Losses. We intend to finance accounts receivable for businesses that we do not control. As a result, we will not be in a position to direct the business practices of the borrowers. If the borrowers make decisions that we consider inadvisable, or face operational problems that increase the risk we face, our recourse will be limited to termination of our lending agreement at a time when termination could further increase the risk that we face. This lack of control could adversely impact the likelihood that our loans will be repaid and in the event of any borrower defaults on their loan obligations, we will likely incur significant financial losses as a result.

RISKS ASSOCIATED WITH INVESTING ACTIVITIES.

Likely Adverse Impact of Regulations Imposed on Temporary Staffing Companies. Temporary staffing companies employ and place people in the workplaces of their customers. Attendant risks of the industry include possible claims of discrimination and harassment, employment of illegal aliens, violations of occupational, health and safety, or wage and hour laws and regulations, errors and omissions of its temporary employees, misappropriation of funds or property, other criminal activity or torts and other similar claims. Temporary staffing companies also are affected by fluctuations and interruptions in the business of their customers, which could have a material adverse effect on their business, financial condition and results of operations. The temporary staffing industry may be adversely affected if Congress or state legislatures mandate specified benefits for temporary employees or otherwise impose costs and expenses on employers that increase the cost or lessen the attraction of using temporary workers. Any adverse effect on the staffing industry would likely harm our business interests as well.

No Control of Companies that Receive Loans from Us.   We intend to invest in temporary labor businesses, and over time build a portfolio of interests in temporary labor companies. Our investments will generally be structured as minority interests in the entities that will own and operate the temporary labor businesses. As a result, we will not be in a position to control the entities that operate the businesses and we will have only limited input into business decisions. The success of our investments in these temporary labor businesses will depend on the business acumen and capabilities of the majority owners of the portfolio companies. No assurances can be given that we will select the right opportunities to invest in, or that those investments we do make will appreciate in value.

We have limited investment experience; Likelihood of loan losses. Investors in this offering will be relying on us to select viable investment opportunities that will appreciate in value. We intend to focus our investing activities on minority interests in temporary labor businesses. While we have extensive experience in the temporary labor industry, we do not have significant experience at taking minority positions in small temporary labor businesses or lending to those businesses.

Reliance Upon Our Sole Officer/Director . The business acumen and capabilities of the majority owners of our investment targets cannot be assessed until the opportunities are identified. Investors in this offering will be dependent on management to identify viable investment candidates with majority owners possessing the business acumen and capabilities to succeed. Most of these business opportunities have not been identified yet and investors in this offering are not in a position to judge the investment opportunities for themselves. No assurances can be given that we will succeed in our efforts to locate viable investment opportunities or that they will ultimately increase in value.

We May Invest in Early-Stage Companies; Likelihood of Losses. Many of the businesses that we may choose to invest in will be start-ups or companies with only limited operating history. The risks of investing in start-ups and unseasoned companies are higher than if the investment targets had operating histories on which we could judge their potential for success.

Likelihood of Burdensome Existing & Future Regulations. We will invest in temporary labor businesses with debt, equity or combination thereof. Temporary labor businesses are subject to a wide range of government regulations, and the regulations may change from time-to-time to address specific problems or to meet political agendas. Government regulations could impact the businesses that we invest in and could negatively affect the value or appreciation of our investment portfolio. Applicable governmental regulations that could have this effect include employment laws, employee benefit regulations, occupational safety and health regulations, health insurance laws, wage and hour requirements, and worker’s compensations laws. Any adverse effect on the staffing industry would likely harm our business interests as well.

Absence of Public Market for Common Stock. There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or if does develop, that it can be sustained. Further there can be no guarantee that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

Matter of “Penny Stocks” and Limitations and Regulations on “Penny Stocks.” The Securities and Exchange Commission

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

Absence of Dividends & No Likelihood of Payment of Dividends. Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

Likely Future Dilution. Given our lack of significant revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock. As of the date of this prospectus, we have outstanding stock warrants of 8,628,200 . Should these warrants be exercised, it would immediately dilute existing stockholders and decrease the market value of our stock.

Likelihood of Future re-sales Under Rule 144 and Impact on Stock Market Price. All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The Securities and Exchange Commission (the “Commission”) has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the Commission, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Under the amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the 1934 Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10-type information with the Commission reflecting its status as an entity that is not a shell company.

Absence of Employment Agreements & No Plans to Enter into Employment Agreements. Our operations depend substantially on the skills, knowledge and experience of our sole officer and Director, Ryan Schadel. The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key-man life insurance on the life of Ryan Schadel. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations .

Uncertain and Insufficient Revenues. We have not substantially commenced or implemented our planned business strategy and we do not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

Adverse Impact of State “Blue sky” Laws. State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby. However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

All of the shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders. However, there are 8,628,200 stock warrants outstanding. If investors choose to exercise these warrants, current shareholders would be diluted.

ITEM 7 – SELLING SHAREHOLDERS

The common shares being offered for resale by the selling security holders consist of a total of 6,114,100 shares of our common stock held by the selling stockholders as of July 31, 2019. Such shareholders include the 19 holders of the 4,314,100 shares sold in our private offering pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the Securities and Exchange Commission thereunder (the “Prior Offering”).The Prior Offering was completed between April 2018 and July 31, 2019 at an offering price of $0.02 and two individuals who were paid 1,500,000 aggregate shares for services. Our sole officer and director is registering 300,000 shares in this offering for resale.

No advertising or general solicitation was employed in connection with the Prior Offering and all stock certificates that were issued as a result of the Prior Offering were issued with a customary restricted securities legend in accordance with the 1933 Act and each person acquiring our common stock provided us with a duly executed subscription agreement confirming that: (a) their investment intent; (b) their receipt of disclosures sufficient to allow them to make an informed investment decision; and (c) their understanding that the common shares that they are acquiring have not been registered and can only be resold in compliance with applicable federal and state securities laws. The Prior Offering was conducted without any brokers or broker-dealers and no fees or commissions were paid or incurred by the Company in connection with the Prior Offering. The Company did not employ or retain the services of any broker, broker-dealer or other third party in connection with the Prior Offering and no fees or commissions were incurred in connection with the Prior Offering. The Prior Offering was conducted under a claim to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the Securities and Exchange Commission thereunder.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 31, 2019 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement or in exchange for services solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the 1933 Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates. The percentages below are calculated based on 30,814,100 shares of our common stock issued and outstanding. We have 4,314,100 outstanding warrants to purchase our common stock at .05 per share, and 4,314,100 outstanding warrants to purchase our common stock at .10 per share. These warrants expire twenty four (24) months from issuance. There are no outstanding options or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

Daniel E Giancola	1,250,000	1,250,000	4.06%	0
Patrick Hale	250,000	250,000	0.81%	0
James Edmonds	50,000	50,000	0.16%	0
Taylor Zarro	50,000	50,000	0.16%	0
Matthew Walsh	50,000	50,000	0.16%	0
Tom Zarro	500,000	500,000	1.62%	0
David LaMountain	1,250,000	1,250,000	4.06%	0
Helga Bowman	50,000	50,000	0.16%	0
Christopher Carswell	50,000	50,000	0.16%	0
Sherry Hegwood	64,100	64,100	0.21%	0
Carolyn R Cook	50,000	50,000	0.16%	0
Pamela Hegwood	25,000	25,000	0.08%	0
James Janis	125,000	125,000	0.41%	0
Michael Yerry	50,000	50,000	0.16%	0
SH Fund LLC	50,000	50,000	0.16%	0
Kae Y Park	100,000	100,000	0.32%	0
Dee B Phillips SR	50,000	50,000	0.16%	0
Andre Mastrogiovanni	50,000	50,000	0.16%	0
Jennifer Thompson	900,000	900,000	2.92%	0
Henry Schadel (3)	600,000	600,000	1.95%	0
Ryan Schadel	25,000,000	300,000	81.15%	24,700,000
Michael Kight	50,000	50,000	0.16%	0
Jack Simonetta	50,000	50,000	0.16%	0
Ronald C. Rose	150,000	150,000	0.49%	0

Footnotes:

1)	The table assumes that all shares being registered are sold by the selling shareholders
2)	We are not aware of any agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.
3)	Henry Schadel is the father of Ryan Schadel, the President, Secretary, Treasurer and sole Director of the Company.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge and with the exception of Ryan Schadel, our sole corporate officer and Director, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

ITEM 8 – PLAN OF DISTRIBUTION

We are registering 6,114,100 shares of common stock on behalf of the Selling Shareholders. The Selling Shareholders may, if circumstances allow sell their shares at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for our common stock and we cannot assure that if any trading market develops that it can be sustained at levels that will allow any holder of our common stock any ability to sell any of the shares of our common stock that they currently own and any that they may later acquire. While we intend to apply to have our common stock quoted on the OTC Bulletin Board and we are aware that the application process usually takes at least 60 days and an application must be made on our behalf by a market maker, we have not yet engaged a market maker to make the application and there can be no assurance that we will be successful in obtaining such a commitment from a market-maker. If we are unable to obtain a commitment from a market-maker for our securities, we will be unable to develop a trading market for our common stock.

We are aware that trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●	at an initial offering price of $0.02 per share until a market develops;

●	at the market price prevailing at the time of sale;

●	at a price related to such prevailing market price; or

●	at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

●	not engage in any stabilization activities in connection with our securities; and

●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter, or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the  Securities Exchange Act of 1934, as amended (the “1934 Act”). . In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage such an activity. All of these limitations may affect the marketability of our common stock.

Matter of “Penny Stock” and Adverse Impact on Trading Market.   The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). These penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices;

●	contains the toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●	the bid and ask prices for the penny stock;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

●	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

●	a monthly account statement indicating the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore security holders may have difficulty selling their shares.

Limitations Imposed on Re-Sale Transactions under State “Blue Sky” Laws. When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the security holder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he wishes to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Tyr Equity Inc is authorized to issue 75,000,000 shares of common stock, no par value. The Company is not authorized to issue any preferred stock. As of August 1, 2019 there are 30,814,100 common shares issued and outstanding.

The holders of Tyr Equity Inc’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

We have no present plans to pay any dividends on any profits that we may derive. In the event that we achieve any profitability, we anticipate that all such profits, if any, will be reinvested into the Company.

Common Stock

The Company has issued 30,814,100 shares of common stock to date held by 24 shareholders of record.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non-assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

The Company has no current plans to either authorize or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of Georgia, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of Tyr Equity Inc’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Tyr Equity Inc common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, Tyr Equity Inc has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publicly traded market for our stock.

The Securities and Exchange Commission has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, Tyr Equity Inc will make available to its shareholders annual financial reports certified by independent Accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, we will be subject to the reporting obligations of Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 The SEC also maintains an internet site that will contain copies of the materials we file electronically. The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office William Aul was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock issued pursuant to this Registration Statement.

The financial statements included in this Prospectus for the period ended December 31, 2018 have been audited by Prager Metis CPA’s, LLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

Tyr Equity Inc (“Company”), was incorporated in the State of Georgia on April 26, 2018, under the same name.

Fiscal Year End

Tyr Equity Inc’s fiscal year end is December 31

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

Tyr Equity Inc has not reclassified, merged, consolidated, purchased or sold any assets outside of the normal course of business.

Description of Business Principal Services and Their Markets

Tyr Equity, Inc. is a start-up company engaged in various aspects of the temporary staffing industry. We lend money to temporary staffing businesses for accounts receivable financing, we invest growth capital in temporary staffing businesses, and we provide merchant cash advances to staffing businesses needing short term capital.

The Company provides short-term financing for temporary staffing businesses, including affiliates. Initially, a principal focus of the business will be directed to accounts receivable financing or purchasing for temporary staffing businesses that are licensees of Labor Smart, Inc. as well as Labor Smart, Inc. itself and/or its affiliate businesses. Labor Smart, Inc. is a temporary staffing business that is also managed by our founder and CEO and is considered at related party.

If market conditions allow and if we are able to successfully implement our business plan, we anticipate that sales revenues derived from accounts receivable financing will likely come from an administrative fees and a percentage charge against the sales of the borrower. In that context we also assume that our sales revenues will be derived from accounts receivable purchasing will come from a spread between what we pay for the acquired receivable and what we collect from the end user. In contrast, we anticipate that revenues from merchant cash advances will be derived from a flat fee per advance, typically 10% of the advanced amount every 90 days.

If we are successful in implementing our business plan, and if market conditions allow, we may pursue further sales revenue growth by expanding our customer base by providing financing for additional licensees of Labor Smart, Inc. We cannot assure you that we will be successful in our efforts to expand our customer base and, even if we are successful in these efforts, that we may generate profits and positive cash flow as a result of these efforts and if we do, that we can sustain any profitability for any period of time.

We currently seek to provide financing to and invest in companies that provide temporary staffing services. Since inception, we have provided financing to Labor Smart, Inc., a related party, a temporary staffing business focusing on the blue-collar segment. Labor Smart, Inc. is our only existing customer. The Company intends to continue to provide short term financing to this related party in the form of accounts receivable financing and/or merchant cash advances. Additionally, Labor Smart, Inc., a related party, has agreed to present Tyr Equity as the primary funder for its licensees; small business operators that wish to do business under the labor SMART™ brand.

We also have a 5% minority ownership position in Epic Labor, Inc., a Georgia corporation located in Georgia that has operations based staffing business. The Company intends to seek additional opportunities through minority owned subsidiaries that will supply staffing services to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people and commercial construction industries.

Based on current market conditions, we anticipate that our potential customers will primarily be small to medium staffing businesses that have entered into license agreements with Labor Smart, Inc., a related party. Under these license agreements, Labor Smart, Inc. generally will charge a fee to the licensee for usage of its trademarked brand, laborSMART™, and provide marketing support to the licensee. Licensees enjoy using a recognized brand name in the staffing marketplace, making growing their business easier. Labor Smart, Inc., may, if market conditions require, revise and amend its license agreements. However, currently there are no plans to change one or more of the general terms of our license agreements.

Intellectual Properties

None

Sales and Marketing Strategy

Tyr Equity Inc will market its services through networking and rely heavily on managements contacts in the staffing industry.

Dependence upon One or a Few Major Customers

Tyr Equity Inc will rely heavily on financing opportunities from Labor Smart, Inc., a related party, and future laborSMART™ licensees.

Need for Government Approval on Principal Products or Services

The company is not aware of any government approval required for states it intends to do business.

Existing or Probable Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan. That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but we may need to revise and amend our business plan in the future to respond and address any such rules and attempt to limit their adverse impact on our planned business if we are able to do so.

Research and Development

No future research and development is anticipated at this time.

Compliance with Environmental Laws

Tyr Equity Inc does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations.

Number of Employees

The Company presently has one employee, our sole officer and director who is also actively working on other business interests.

Tyr Equity Inc is currently in the development stage. During this development period, we plan to rely exclusively on the services of Mr. Schadel to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management or able to be easily outsourced. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

DESCRIPTION OF PROPERTY

We currently do not lease any facilities. Work space is being provided without charge, on an as needed basis, by the officers of the Company.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

No officer or director of the Company has been convicted in any criminal proceeding and has not been named the subject of any criminal proceeding in the last 10 years.

No officer or director of the Company has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities in the last 10 years.

No officer or director of the Company has been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission in the last 10 years.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby. However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in Tyr Equity Inc’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Tyr Equity Inc and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options to purchase, or other instruments convertible into, common equity of Tyr Equity Inc;

2.	There are currently 30,814,100 shares of our common stock issued and held by 35 shareholders of record. These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	There are currently 8 ,628,200 warrants to purchase common stock from the company;

4.	Other than the stock registered under this Registration Statement and the stock warrants mentioned herein, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act of 1933 , as amended (the “1933 Act”) and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

The Securities and Exchange Commission has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities Exchange Act of 1934 , as amended (the “1934 Act”).

Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the 1934 Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan but it may do so in the future .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Tyr Equity Inc was incorporated on April 26, 2018 in the State of Georgia, under the same name. For the three months ended March 31, 2019, we had revenues of $5,760 and a net loss of $11,474 and for the period ended December 31, 2018, we had revenues of $2,730 and a net loss of $15,337 . If market conditions allow and if we are successful in this Offering and in implementing our business plan, we anticipate that our 12 month plan of operation is centered around successfully executing three goals:

1.        Sign up 1 additional customer for our merchant cash advance services. We will rely heavily on existing relationships to obtain new customers. Cost of customer acquisition is not expected to be material. It is expected that this 1 additional customer will be a laborSMART™ licensee. At this time no specific licensee has been identified.

2.       The Company will seek to acquire minority interests in 1 additional staffing business. Our goal is to use our minority interest to influence these businesses to utilize more of our services. We will use social media to promote our interest in acquiring such positions, as well as relying on contacts of our management. We anticipate expenditures on marketing to total less than $10,000. Generally, we will seek to monetize our minority interest investments within 3 years, after the target businesses have had time to scale.

3.       Become a Commercial Loan Reseller or obtain a wholesale line of credit. We anticipate an increase in funding opportunities over the next 36 months as our primary customer expands its number of licensees. While we will seek to deploy our own capital for these funding opportunities via our merchant cash advances, we anticipate client funding needs to exceed our capital availability. Becoming a Commercial Loan Reseller or obtaining a wholesale line of credit will allow us to benefit from opportunities beyond our own funding capabilities due to our limited capital. No specific bank or lender has been identified and there is no guarantee we will be able to source one.

In addition, we currently anticipate that our administrative costs to execute on our plan for the next 12 months are expected to be approximately $30,000. Assumptions of these amounts were estimated based on our operating expenses that we incurred for the 12 months ended December 31, 2018. In every way, all of the foregoing are “forward-looking statements” that are subject to risks and uncertainties over which we may have little or no ability to control. We may revise or amend our plans if market conditions require us to do so.

If we are successful, we plan is to provide financing in the form of merchant cash advances to Labor Smart, Inc., a related party, and LaborSMART™ licensees. We anticipate that the financing provided will be secured by accounts receivable pledged by Labor Smart, Inc. or its licensees. The Company currently charges a 10% flat fee of the advanced amount, every 90 days. We believe this is competitive with other merchant cash advance products available. The financing we provide may allow our customers to grow their business and maintain a positive cash flow at the same time.

As circumstances and market conditions allow, we may seek to acquire minority interests in additional staffing businesses. Our goal is to use our minority interest to influence these businesses to utilize more of our services. We may use social media to promote our interest in acquiring such positions, as well as relying on contacts of our management.

We have not obtained any independent evaluation of our business plan and the plan of operations set forth above in that we have not retained the services of an independent consultant with appropriate skills and background to evaluate our business plan and plan of operations as set forth above and we have no present plans to secure any such evaluation at this time. Our business plan and plan of operation as set forth above were developed solely by Ryan Schadel, our sole officer and Director.

Research and Development

Tyr Equity Inc.’s management does not expect to conduct any research and development.

Plants and Equipment

Tyr Equity Inc currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan. We anticipate that we will need to raise approximately $50,000 to $75,000 in additional external funds to support our planned operations over the next twelve months. We have not identified any prospective source for these funds at this time. The Company has only minimal cash on hand and no ability to generate cash without the sale of its equity. At this time we have no plans in place for the additional sales of our common stock or any other security.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.

Results of Operations for the three months ended March 31, 2019

For the three months ended, we have generated $5,760 in revenues as of December 31, 2018 and we have incurred a net loss of $11,474 as reflected in the financial statements contained within this registration statement. Operational expenses of $17,234 include $14,267 in General and Administrative expenses and $2,967 in related party consulting fees.

Results of Operations for the period ended December 31, 2018

For the period ended December 31, 2018, we have generated $2,730 in revenues and we have incurred a net loss of $15,337 as reflected in the financial statements contained within this registration statement. Operational expenses of $18,067 include $8,704 in General and Administrative expenses and $9,363 in related party consulting fees.

The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms and in sufficient amounts at the time that we need any such additional financing. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office. At this time we have one officer and director The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service

Ryan Schadel	41	President, Treasurer, Director, Chief Executive and Chief Accounting Officer	Inception to present

The board of directors has no nominating, auditing or compensation committees.

At the date of this prospectus, Tyr Equity Inc is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters. Mr. Schadel currently devotes 20 hours per week to the Company and its business.

Identification of Significant Employees

As of July 30, 2019, the Company has one employee, Mr. Schadel our sole officer and director of the Company who provides approximately 20 hours per week to the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Ryan Schadel – President, Director

Our sole officer and director, Ryan Schadel, has 19 years’ experience in the temporary staffing industry. Mr. Schadel is the Founder and CEO of Labor Smart, Inc., multi-state staffing firm. Mr. Schadel also held the position of CEO of AlumiFuel Power Corporation from 2017 to 2018 after securing enough shareholder votes to take control of the company. Ryan Schadel is the son of Henry Schadel, a stockholder of the Company.

Legal Proceedings

None of the officers and directors of the Company, has filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his in the last 10 years, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding in the last 10 years, nor have they ever been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, other than as described in this Registration Statement.

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors Tyr Equity Inc is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors currently has no nominating, auditing or compensation committees.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to Tyr Equity Inc, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

At this time the Company has not established any code of conduct and ethics but we may do so in the future.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Ryan Schadel, CEO	2018	$6,000	-	-	-	-	-	-

Employment Contracts and Officers Compensation

Since Tyr Equity Inc.’s incorporation we have paid $9000 compensation to our sole officer. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. Mr. Schadel is our sole officer and director and as such has the ability to set his own compensation.

Stock Option Plan and Other Long-Term Incentive Plan

Tyr Equity Inc. does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Ryan Schadel, Officer and Director	25,000,000	81.66%	81.66%
Common	Total of all officers & directors	25,000,000	81.66%	81.66%

Footnotes

(1)	The address of each executive officer and director is c/o Tyr Equity Inc. at the address given above.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, over the amount of $120,000 in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

We currently have no policies or procedures that restrict or require that any officer or Director take any action with respect to any prospective or existing transaction involving any one or more related parties. We may, if circumstances require adopt certain policies or procedures restricting such transactions, requiring prompt notice regarding any prospective transactions or otherwise imposing limitations on any activities involving such transactions but we have no present plans to do so.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control person is the founder, CEO, officer and director, Ryan Schadel.

All Transactions Since Date of Inception

Since inception on April 26, 2018 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tyr Equity, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheet of Tyr Equity, Inc. (the Company) as of December 31, 2018, and the related statement of operations, stockholders’ equity, and cash flows for period from inception (April 26, 2018) to December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from inception (April 26, 2018) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, during the period ended December 31, 2018, the Company incurred a net loss of $15,337 and used cash in operating activities of $30,144, and at December 31, 2018, had an accumulated deficiency of $15,337. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2019
Hackensack, New Jersey
May 13, 2019

TYR EQUITY, INC.
BALANCE SHEET
December 31, 2018

Assets
Cash and cash equivalents	$47,738
Factored receivables, net allowance of $0, related party	3,164
Loans, net of allowance of $0, related party	22,522
Investment	2,500
Prepaid expenses	19,121
Total assets	$95,045

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$—
Total liabilities	—

Stockholders’ Equity:
Common stock; no par value; 75,000,000 shares authorized; 30,514,100 shares issued and outstanding at December 31, 2018	110,382
Accumulated deficiency	(15,337)
Total stockholders’ equity	95,045
Total liabilities and stockholders’ equity	$95,045

See accompanying notes

TYR EQUITY, INC.
STATEMENTS OF OPERATIONS
From inception (April 26, 2018) to December 31, 2018

Interest income
Factored receivables, including fees, related party	$608
Loans, including fees, related party	2,122
Total interest income	2,730
Provision for loan losses	—
Interest income after provision for loan losses	2,730

Operating expenses
General and administrative	8,704
Consulting fees, related party	9,363
Total operating expense	18,067

Net loss before income tax provision	(15,337)

Income tax provision	—

Net loss	$(15,337)

Net loss per share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	29,027,940

See accompanying notes

TYR EQUITY, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
From inception (April 26, 2018) to December 31, 2018

	Common Shares	Common Stock	Accumulated Deficit	Total Stockholders’ Deficiency
Balance, April 26, 2018	—	$—	$—	$—

Shares issued for cash, founder shares	25,000,000	100	—	100
Shares issued for cash	4,014,100	80,282	—	80,282
Shares issued services rendered	1,500,000	30,000	—	30,000
Net loss	—	—	(15,337)	(15,337)
Balance, December 31, 2018	30,514,100	$110,382	$(15,337)	$95,045

See accompanying notes

TYR EQUITY, INC.
STATEMENTS OF CASH FLOW
From inception (April 26, 2018) to December 31, 2018

Cash Flows from Operating Activities:
Net loss	$(15,337)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	30,000
Net accretion on loans and factored receivables	(824)
Changes in operating assets and liabilities:
Net increase in factored receivables, related party	(2,862)
Net increase in loans, related party	(22,000)
Increase in prepaid expense	(19,121)
Net cash used in operating activities	(30,144)

Cash Flows from Investing Activities:
Purchase of Investment	(2,500)
Cash used in investing activities	(2,500)

Cash Flows from Financing Activities:
Shares issued for cash	80,382
Net cash provided (used in) by financing activities	80,382

Net change in cash and cash equivalents	47,738
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$47,738

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest paid	$—
Income taxes paid	$—

See accompanying notes

TYR EQUITY, INC.

Notes to Financial Statements

From inception (April 26, 2018) to December 31, 2018

 NOTE 1. NATURE OF BUSINESS

Tyr Equity, Inc. ("the Company") was incorporated under the laws of the State of Georgia on April 26, 2018.

 Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. Tyr Equity, Inc. is a start-up company involved in various aspects of the temporary staffing industry. We lend money to a related party for temporary staffing businesses for accounts receivable financing, we invest growth capital in temporary staffing businesses, and we provide merchant cash advances to staffing businesses needing short term capital.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions by management include, among others, the provision for loan losses, the valuation allowance for deferred tax assets, the assumptions used in valuing share-based instruments issued for services, and the accrual of potential liabilities. Actual results may differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Loans Receivable

Loans receivable are stated at current unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs.   Management has the ability and intent to hold its loans receivable for the foreseeable future or until maturity or pay-off. Interest income is accrued on the unpaid principal balance. Deferred loan origination fees and costs are amortized using the effective interest method without anticipating prepayments.

Interest income on loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on non-accrual status is reversed against interest income. Interest received on such loans is accounted for on the cost-recovery method until qualifying for return to accrual status. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Factored Receivables

The Company purchases invoices from its factoring clients in schedules or batches.  Cash is advanced to the client to the extent of the applicable advance rate, less fees, as set forth in the individual factoring agreements.  The face value of the invoices purchased are recorded by the Company as factored receivables, and the unadvanced portions of the invoices purchased, less fees, are considered client reserves.  The client reserves are held to settle any payment disputes or collection shortfalls, may be used to pay clients’ obligations to various third parties as directed by the client, are periodically released to or withdrawn by clients.

Unearned factoring fees and unearned net origination fees are deferred and recognized over the weighted average collection period for each client.

Allowance for Loan Losses

The allowance for loan losses is a reserve for probable incurred credit losses. Loan losses are charged against the allowance when management believes a loan has become uncollectable. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payments shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all circumstance surrounding the loan and the borrower, including the length of delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Investment in non-consolidated subsidiaries

Investments in non-consolidated entities are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Revenue recognition

The majority of the Company’s revenues come from interest income which is outside the scope ASU 2014-09, Revenue from Contracts with Customers, as amended (“ASC 606”). Interest income from loans receivable and factored receivables are presented within total interest income on the statement of operations.

The Company’s services that fall within the scope of ASC 606 are presented as non-interest income and are recognized as revenue as the Company satisfies it obligation to the customer. The underlying principle of Topic 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. Topic 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under Topic 606, revenue is recognized when performance obligations under the terms of a contract are satisfied. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring products or services to a customer.

For the period ended December 31, 2018, the Company’s earned all its revenue from interest income.

The Company’s disaggregation of revenue is as follows:

Interest income
Factored receivables, including fees, related party	$608
Loans, including fees, related party	2,122
Total interest income	2,730
Non-interest income	—
Total revenue	$2,730

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Loss per share

Basic loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Share-Based Compensation

The Company may periodically issue shares of common stock, stock options, or warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's common stock option grants are estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The estimated fair value of certain financial instruments, including cash, factored receivables, loans and accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The fair values of equity securities are determined based on the Company’s valuation models and are classified in Level 3 of the valuation hierarchy. Equity securities represent shares in a private corporation which are not quoted.

Concentrations

At December 31, 2018, the Company’s assets include $25,686 of factored receivables and loans due from Labor Smart, Inc., a related party, and $2,730 of interest income was earned from Labor Smart, Inc.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases, which was subsequently amended by ASU 2018-10, ASU 2018-11 and ASU 2018-20 (collectively, Topic 842). Topic 842 will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. Topic 842 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. Topic 842 allows for a cumulative-effect adjustment in the period the new lease standard is adopted and will not require restatement of prior periods. The Company is in the process of evaluating the impact of Topic 842 on the Company’s financial statements and disclosures. Currently the Company does not have leases assets. If the Company does enter into lease contracts the adoption is expected to result in an increase in the assets and liabilities reflected on the Company’s balance sheets.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this ASU, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The amendments in this ASU are effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company is in the process of evaluating the impact of Topic 326 on the Company’s financial statements and disclosures, though the adoption is expected to result in the earlier recognition of credit losses.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” The ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The ASU also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Revenue from Contracts with Customers (Topic 606). The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently assessing the effect that the ASU will have on our financial position, results of operations, and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the period ended December 31, 2018, the Company incurred a net loss of $15,337 and used cash in operating activities of $30,144, and at December 31, 2018, had an accumulated deficiency of $15,337. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the consolidated financial statements are issued. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and to ultimately achieve profitable operations. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. Over the next 12 months, the Company expects to expend up to approximately $50,000 for legal, accounting and administrative costs. The Company’s officers or principal shareholders have committed to making advances or loans to pay for these legal, accounting, and administrative costs.

The Company plans to attract suitable investors for our business plan, which will not require us to use our cash. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case or equity financing.

NOTE 4. FACTORED RECEIVABLES, RELATED PARTY

The Company purchases invoices for clients in the temporary staffing business. Generally, factoring relationships are non-recourse (e.g. the Company retains the credit risk associated with the ability of the account debtor on a purchased invoice to ultimately make payment). Advances initially made to the client to acquire the receivables are at a discount to the face value of the invoice purchased. The discount balance is held in client reserves, net of the Company’s compensation. Typically, invoices are purchased at a 4% discount of the face value of the invoice.

During the period ended December 31, 2018, the Company purchased factored receivables with a face value of $18,486 for $17,746 in cash from Labor Smart, Inc. Ryan Schadel, the President of the Company, is the President of Labor Smart, Inc. The advance rate for all purchased factored receivables was 100% with a discount rate (the factor fee) of 4% of the face value. At December 31, 2018, $2,862 of factored receivables plus accrued interest of $302 was due from Labor Smart, Inc., no factored receivables were determined to be impaired and the allowance for factored receivable losses was $0.

At December 31, 2018, $434 of client reverses is held for Company compensation. Currently, the Company does not hold client reserves to settle payment disputes, collection shortfalls, pay client obligations to various third parties or for periodic release to or withdrawal by clients.

NOTE 5. LOANS, RELATED PARTY

The Company provides short-term financing to temporary staffing business for a fee. Typically, loans have a term of 90 days and a finance fee of 10% of the advance and are unsecured. At December 31, 2018, $22,522 of loans were due from Labor Smart, Inc. Ryan Schadel, the President of the Company, is the President of Labor Smart, Inc. At December 31, 2018, no loans were determined to be impaired and the allowance for loans losses was $0.

NOTE 6. INVESTMENTS, AT COST

At December 31, 2018, the Company holds 2,500 shares of capital stock representing at 5% interest in the outstanding shares of Epic Labor, Inc. On October 2, 2018, the Company purchased this investment for $2,500 in cash. The investment is being recorded under the cost method of accounting.

NOTE 7. RELATED PARTY TRANSACTIONS

During the period ended December 31, 2018, the Company paid Ryan Schadel, the President of the Company, $6,000 in consulting fees.

Also, see Note 4, 5 and 9.

NOTE 8. INCOME TAX

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company’s financial statements for the from April 26, 2018 to December 31, 2018 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 34% to 21% as well as other changes.

From inception

(April 26, 2018) to

December 31, 2018

From inception
(April 26, 2018) to
December 31, 2018

Net loss	$(15,337)
Income tax rate	21%
Income tax expense (benefit) at statutory rate	(3,221)
Change in valuation allowance	3,221
Income tax expense	$0

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2018 is as follows:

December 31, 2018

Net operating loss carryforward	$3,221
Valuation allowance	(3,221)
Net deferred tax asset	$0

The Company has approximately $15,337 of net operating losses (“NOL”) generated from April 26, 2018 to December 31, 2018 carried forward to offset taxable income in future years which expire commencing in fiscal 2033. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized.

A valuation allowance has been established for our tax assets as their use is dependent on the generation of sufficient future taxable income, which cannot be predicted at this time. As of December 31, 2018, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. No interest and penalties have been recognized by us to date. Our net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and are subject to certain limitations in the event of cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%.

NOTE 9. STOCKHOLDERS’ EQUITY

Common stock

The Company is authorized to issue an aggregate of 75,000,000 shares of common stock with no par value. No other class of shares have been authorized. At December 31, 2018, 30,514,100 shares of common stock are issued and outstanding.

Pertinent rights and privileges of common stock include the right to share in the profitability of the Company based on the number shares owned by the shareholder, right to receive income distributions through dividend payments if the Company’s Board of Directors declares a dividend, vote in an election for Company’s Board of Directors and the right to vote at an annual or general meeting.

During the period ended December 31, 2018, the Company issued 25,000,000 shares of common stock for $100 in cash to Ryan Schadel, the President of the Company, as founder shares.

During the period ended December 31, 2018, the Company issued 4,014,100 Units for $80,282 in cash ($0.02 per Unit). Each Unit comprises of one share of common stock, one warrant with an exercise price of $0.05 per share and one warrant with an exercise price of $0.10 per share. Each warrant expires 24 months from the date the subscription agreement is accepted by the Company.

Warrants

At December 31, 2018, there are 4,014,100 warrants and 4,014,100 warrants with an exercise price of $0.05 per share and $0.10 per share, respectively. The weighted average remaining legal life of the warrants at December 31, 2018 is 1.45 years.

Stock-based compensation

During the period ended December 31, 2018, the Company issued 1,500,000 shares of restricted common stock (“shares”) valued at $30,000 ($0.02 per share, which is the price per share issued to third parties for cash) for accounting and IT services to be received over a period of one year. The shares vest immediately, are recorded in prepaid expense and are amortized as expense pro-rata based the number days which have passed since the inception of the contract. At December 31, 2018, $19,121 was included in prepaid expenses on the balance sheet and $7,516 as general and administrative expense and $3,363 as consulting fees, related party, on the statement of operations.

Included in these 1,500,000 shares issued for services are 600,000 shares issued to a related party, the father of the President of the Company.

During the period ended December 31, 2018, the Company did not grant stock options.

NOTE 10. SUBSEQUENT EVENTS

On January 25, 2019, the Company issued 50,000 Units for $1,000 in cash ($0.02 per Unit).

On May 2, 2019, the Company issued 50,000 Units for $1,000 ($0.02 per Unit).

Each Unit comprises of one share of common stock, one warrant with an exercise price of $0.05 per share and one warrant with an exercise price of $0.10 per share. Each warrant expires 24 months from the date the subscription agreement is accepted by the Company.

TYR EQUITY, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018

Assets
Cash and cash equivalents	$64,403	$47,738
Factored receivables, net allowance of $0, related party	0	3,164
Loans, net of allowance of $0, related party	9,115	22,522
Investment	2,500	2,500
Prepaid expenses	11,703	19,121
Total assets	$87,721	$95,045

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$3,150	$—
Total liabilities	3,150	—

Stockholders' Equity:
Common stock; no par value; 75,000,000 shares authorized; 30,564,100 and 30,514,100 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	111,382	110,382
Accumulated deficiency	(26,811)	(15,337)
Total stockholders' equity	84,571	95,045
Total liabilities and stockholders’ equity	$87,721	$95,045

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

TYR EQUITY, INC.

CONDENSED STATEMENTS OF OPERATIONS

Three months ended March 31, 2019

(Unaudited)

Interest income
Factored receivables, including fees, related party	$132
Loans, including fees, related party	5,628
Total interest income	5,760
Provision for loan losses	—
Interest income after provision for loan losses	5,760

Operating expenses
General and administrative	14,267
Consulting fees, related parties	2,967
Total operating expense	17,234

Net loss before income tax provision	(11,474)

Income tax provision	—

Net loss	$(11,474)

Net loss per share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	30,548,544

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

TYR EQUITY, INC.
CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
Three months ended March 31, 2019
(Unaudited)

	Common Shares	Common Stock	Accumulated Deficit	Total Stockholders' Deficiency
Balance, January 1, 2019	30,514,100	$110,382	$(15,337)	$95,045

Shares issued for cash	50,000	1,000	—	1,000
Net loss	—	—	(11,474)	(11,474)
Balance, March 31, 2019	30,564,100	$111,382	$(26,811)	$84,571

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

TYR EQUITY, INC.

CONDENSED STATEMENT OF CASH FLOW

Three months ended March 31, 2019

(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(11,474)
Adjustments to reconcile net loss to net cash used in operating activities
Net accretion on loans and factored receivables	375
Changes in operating assets and liabilities:
Net decrease in factored receivables, related party	2,861
Net decrease in loans, related party	13,335
Increase in prepaid expense	7,418
Increase in accounts payable	3,150
Net cash provided by (used in) operating activities	15,665

Cash Flows from Financing Activities:
Shares issued for cash	1,000
Net cash provided by (used in) financing activities	1,000

Net change in cash and cash equivalents	16,665
Cash and cash equivalents, beginning of period	47,738
Cash and cash equivalents, end of period	$64,403

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

TYR EQUITY, INC.

Notes to Condensed Financial Statements

Three months ended March 31, 2019

(Unaudited)

NOTE 1. NATURE OF BUSINESS

Tyr Equity, Inc. ("the Company") was incorporated under the laws of the State of Georgia on April 26, 2018.

Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. Tyr Equity, Inc. is a start-up company involved in various aspects of the temporary staffing industry. We lend money to a related party for temporary staffing businesses for accounts receivable financing, we invest growth capital in temporary staffing businesses, and we provide merchant cash advances to staffing businesses needing short term capital.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of Tyr Equity, Inc. have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with our annual financial statements for the period ended December 31, 2018.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2019 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions by management include, among others, the provision for loan losses, the valuation allowance for deferred tax assets, the assumptions used in valuing share-based instruments issued for services, and the accrual of potential liabilities. Actual results may differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Loans Receivable

Loans receivable are stated at current unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees and costs.  Management has the ability and intent to hold its loans receivable for the foreseeable future or until maturity or pay-off. Interest income is accrued on the unpaid principal balance. Deferred loan origination fees and costs are amortized using the effective interest method without anticipating prepayments.

Interest income on loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on non-accrual status is reversed against interest income. Interest received on such loans is accounted for on the cost-recovery method until qualifying for return to accrual status. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Factored Receivables

The Company purchases invoices from its factoring clients in schedules or batches.  Cash is advanced to the client to the extent of the applicable advance rate, less fees, as set forth in the individual factoring agreements.  The face value of the invoices purchased are recorded by the Company as factored receivables, and the unadvanced portions of the invoices purchased, less fees, are considered client reserves.  The client reserves are held to settle any payment disputes or collection shortfalls, may be used to pay clients’ obligations to various third parties as directed by the client, are periodically released to or withdrawn by clients.

Unearned factoring fees and unearned net origination fees are deferred and recognized over the weighted average collection period for each client.

Allowance for Loan Losses

The allowance for loan losses is a reserve for probable incurred credit losses. Loan losses are charged against the allowance when management believes a loan has become uncollectable. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payments shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all circumstance surrounding the loan and the borrower, including the length of delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Investment in non-consolidated subsidiaries

Investments in non-consolidated entities are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Revenue recognition

The majority of the Company’s revenues come from interest income which is outside the scope ASU 2014-09, Revenue from Contracts with Customers, as amended (“ASC 606”). Interest income from loans receivable and factored receivables are presented within total interest income on the statement of operations.

The Company’s services that fall within the scope of ASC 606 are presented as non-interest income and are recognized as revenue as the Company satisfies it obligation to the customer. The underlying principle of Topic 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. Topic 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under Topic 606, revenue is recognized when performance obligations under the terms of a contract are satisfied. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring products or services to a customer.

For the three months ended March 31, 2019, the Company’s earned all its revenue from interest income.

The Company’s disaggregation of revenue is as follows:

Interest income
Factored receivables, including fees, related party	$132
Loans, including fees, related party	5,628
Total interest income	5,760
Non-interest income	—
Total revenue	$5,760

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Loss per share

Basic loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Share-Based Compensation

The Company may periodically issue shares of common stock, stock options, or warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's common stock option grants are estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which are determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The estimated fair value of certain financial instruments, including cash, factored receivables, loans and accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The fair values of equity securities are determined based on the Company’s valuation models and are classified in Level 3 of the valuation hierarchy. Equity securities represent shares in a private corporation which are not quoted.

Concentrations

At March 31, 2019, the Company’s assets include $9,115 of factored receivables and loans due from Labor Smart, Inc., a related party, and $5,760 of interest income was earned from Labor Smart, Inc.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases, which was subsequently amended by ASU 2018-10, ASU 2018-11 and ASU 2018-20 (collectively, Topic 842). Topic 842 will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. Topic 842 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. Topic 842 allows for a cumulative-effect adjustment in the period the new lease standard is adopted and will not require restatement of prior periods. The Company is in the process of evaluating the impact of Topic 842 on the Company’s financial statements and disclosures. At January 1, 2019, the Company did not have right-of-use assets and lease liabilities. The adoption of Topic 842 did not have a material effect on the financial statements of the Company.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this ASU, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The amendments in this ASU are effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company is in the process of evaluating the impact of Topic 326 on the Company’s financial statements and disclosures, though the adoption is expected to result in the earlier recognition of credit losses.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” The ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The ASU also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Revenue from Contracts with Customers (Topic 606). The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted. The adoption of Topic 718 did not have a material effect on the financial statements of the Company.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During three months ended March 31, 2019, the Company incurred a net loss of $11,474, and at March 31, 2019, had an accumulated deficiency of $26,811. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the consolidated financial statements are issued. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and to ultimately achieve profitable operations. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. Over the next 12 months, the Company expects to expend up to approximately $50,000 for legal, accounting and administrative costs. The Company’s officers or principal shareholders have committed to making advances or loans to pay for these legal, accounting, and administrative costs.

The Company plans to attract suitable investors for our business plan, which will not require us to use our cash. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case or equity financing.

NOTE 4. FACTORED RECEIVABLES, RELATED PARTY

The Company purchases invoices for clients in the temporary staffing business. Generally, factoring relationships are non-recourse (e.g. the Company retains the credit risk associated with the ability of the account debtor on a purchased invoice to ultimately make payment). Advances initially made to the client to acquire the receivables are at a discount to the face value of the invoice purchased. The discount balance is held in client reserves, net of the Company’s compensation. Typically, invoices are purchased at a 4% discount of the face value of the invoice.

During the three months ended March 31, 2019, the Company did not purchase factored receivables. At March 31, 2019 and December 31, 2018, $0 and $2,862 of factored receivables plus accrued interest of $0 and $302, respectively, was due from Labor Smart, Inc., no factored receivables were determined to be impaired and the allowance for factored receivable losses was $0.

At March 31, 2019 and December 31, 2018, $0 and $434 of client reverses, respectively, are held for Company compensation. Currently, the Company does not hold client reserves to settle payment disputes, collection shortfalls, pay client obligations to various third parties or for periodic release to or withdrawal by clients.

NOTE 5. LOANS, RELATED PARTY

The Company provides short-term financing to temporary staffing business for a fee. Typically, loans have a term of 90 days and a finance fee of 10% of the advance and are unsecured. At March 31, 2019 and December 31, 2018, $9,115 and $22,522 of loans were due from Labor Smart, Inc., respectively. Ryan Schadel, the President of the Company, is the President of Labor Smart, Inc. At March 31, 2019, no loans were determined to be impaired and the allowance for loans losses was $0.

NOTE 6. INVESTMENTS, AT COST

At March 31, 2019, the Company holds 2,500 shares of capital stock representing at 5% interest in the outstanding shares of Epic Labor, Inc. On October 2, 2018, the Company purchased this investment for $2,500 in cash. The investment is being recorded under the cost method of accounting.

NOTE 7. RELATED PARTY TRANSACTIONS

During three months ended March 31, 2019, the Company paid Ryan Schadel, the President of the Company, $2,000 in consulting fees.

Also, see Note 4 and 5.

NOTE 8. STOCKHOLDERS’ EQUITY

Common stock

The Company is authorized to issue an aggregate of 75,000,000 shares of common stock with no par value. No other class of shares have been authorized. At March 31, 2019 and December 31, 2018, 30,564,100 and 30,514,100 shares of common stock, respectively, are issued and outstanding.

Pertinent rights and privileges of common stock include the right to share in the profitability of the Company based on the number shares owned by the shareholder, right to receive income distributions through dividend payments if the Company’s Board of Directors declares a dividend, vote in an election for Company’s Board of Directors and the right to vote at an annual or general meeting.

During the three months ended March 31, 2019, the Company issued 50,000 Units for $1,000 in cash ($0.02 per Unit). Each Unit comprises of one share of common stock, one warrant with an exercise price of $0.05 per share and one warrant with an exercise price of $0.10 per share. Each warrant expires 24 months from the date the subscription agreement is accepted by the Company.

Warrants

At March 31, 2019, there are 4,064,100 warrants and 4,064,100 warrants with an exercise price of $0.05 per share and $0.10 per share, respectively. The weighted average remaining legal life of the warrants at March 31, 2019 is 1.21 years.

Stock-based compensation

During the period ended December 31, 2018, the Company issued 1,500,000 shares of restricted common stock (“shares”) valued at $30,000 ($0.02 per share, which is the price per share issued to third parties for cash) for accounting and IT services to be received over a period of one year. The shares vest immediately, are recorded in prepaid expense and are amortized as expense pro-rata based the number days which have passed since the inception of the contract. At March 31, 2019, $11,703 was included in prepaid expenses on the balance sheet and $4,451 as general and administrative expense and $2,967 as consulting fees, related party, on the statement of operations for the three months ended March 31, 2019.

Included in these 1,500,000 shares issued for services are 600,000 shares issued to a related party, the father of the President of the Company.

Since inception the Company has not issued stock options.

NOTE 9. SUBSEQUENT EVENTS

On May 2, 2019, the Company issued 50,000 Units for $1,000 ($0.02 per Unit).

On June 19, 2019, the Company issued 50,000 Units for $1,000 ($0.02 per Unit).

On July 31, 2019, the Company issued 150,000 Units for $3,000 ($0.02 per Unit).

Each Unit comprises of one share of common stock, one warrant with an exercise price of $0.05 per share and one warrant with an exercise price of $0.10 per share. Each warrant expires 24 months from the date the subscription agreement is accepted by the Company.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by Labor Smart Inc in connection with the sale of the common stock being registered. Labor Smart Inc has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$20,000
Accounting Fees	$15,000
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate
Totals	$36,100

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Tyr Equity Inc’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Georgia law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the period ended December 31, 2018, the Company issued 25,000,000 shares of common stock for $100 in cash to Ryan Schadel, the President of the Company, as founder shares.

During the period ended December 31, 2018, the Company issued 4,014,100 shares of common stock for $80,282 in cash ($0.02 per share).

As of July 31, 2019 a total of 19 individual shareholders purchased a total of 4,314,100 common shares in a private placement at a price of $.02 per share $81,282.00 (the “Prior Offering”). The price of the common stock issued in the Prior Offering was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

No advertising or general solicitation was employed in connection with the Prior Offering and all stock certificates that were issued as a result of the Prior Offering were issued with a customary restricted securities legend in accordance with the Securities Act of 1933, as amended (the “1933 Act”). Each person who acquired our common stock provided us with a duly executed subscription agreement confirming that: (a) their investment intent; (b) their receipt of disclosures sufficient to allow them to make an informed investment decision; and (c) their understanding that the common shares that they are acquiring have not been registered and can only be resold in compliance with applicable federal and state securities laws. The Prior Offering was conducted without any brokers or broker-dealers and no fees or commissions were paid or incurred by the Company in connection with the Prior Offering.

All of the transactions above were transactions by the Company utilizing the exemption provided by Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated by the Commission thereunder for offerings not involving any public offering as required by the exemption provided from the registration provisions of the 1933 Act. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. No broker-dealer, broker or other person was retained or utilized by the Company in connection with the Prior Offering and no fees or commissions of any kind were incurred by the Company thereby. All certificates evidencing the shares of the Company’s Common Stock that were issued in the Prior Offering were issued with restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no broker, broker-dealer or other intermediary was used. All sales of the Company’s Common Stock in the Prior Offering were undertaken by the Company’s sole officer and Director, Ryan Schadel who was not paid and who did not earn any commissions, fees or other compensation thereby.

ITEM 16: EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of William Aul *
23.1	Consent of Prager Metis CPAs, LLC
23.2	Consent of Counsel as in Exhibit 5.1 *

*	Filed previously
**	Filed herewith

ITEM 17 - UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned issuer under the Securities Act of 1933, as amended to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Gainesville, Georgia on August 14, 2019

Tyr Equity Inc.

By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Schadel Ryan Schadel	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	August 14, 2019